Contact:
M. Todd Holt
Chief Financial Officer
Knology, Inc.
706-645-8752
todd.holt@knology.com

KNOLOGY ANNOUNCES CLOSING OF $75 MILLION GRACEBA ACQUISITION

WEST POINT, Ga. — (January 4, 2008) — Knology, Inc. (Nasdaq: KNOL) today closed its previously-announced acquisition of Graceba Total Communications, Inc., a voice, video and high-speed internet broadband services provider to residential and business customers in Dothan, Alabama. The $75 million transaction was funded with the payment of $16 million of cash on hand and the proceeds of a $59 million incremental term loan facility under the company’s existing credit facility. The incremental debt bears interest at LIBOR plus 2.75% and provides for 1% principal amortization annually with the balance due on June 30, 2012. The company has fixed the floating LIBOR rate at 3.995% through an interest rate swap contract.

“The acquisition of Graceba is a very high quality transaction for our company,” said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. “The Graceba assets are located in our Southeast footprint and the business has achieved very good connection growth, subscriber penetration and EBITDA margins, and most importantly, the business maintains a Knology-like focus on customer service. We welcome a successful and talented team of employees to the Knology family. Closing the transaction early in 2008 allows us to deliver a full year of the accretive EBITDA and free cash flow to our shareholders. In addition, our ability to manage the balance sheet and use a certain amount of cash on hand as well as maintain our solid credit position through the utilization of the incremental term loan to fund the transaction serves our shareholders well.”

About Knology
Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast and in the South Dakota region. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

Information about Forward-Looking Statements
This press release includes “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. For instance, our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements.

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